UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 22, 2017

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01.
Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2017, Opexa Therapeutics, Inc. (the “Company”) received a letter from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that the stockholders’ equity of $2,241,693 as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1).

The Company has been provided 45 calendar days, or until June 30, 2017, to submit a plan to regain compliance with the minimum stockholders’ equity standard. If the Company’s plan to regain compliance is accepted, NASDAQ may grant an extension of up to 180 calendar days from the date of the notification letter, or until November 12, 2017, to evidence compliance with the minimum stockholders’ equity standard.

While the Company is exercising diligent efforts to maintain the listing of its common stock on NASDAQ, and intends to timely provide NASDAQ with its plan to regain compliance with the minimum stockholders’ equity standard, there can be no assurance that the plan will be accepted or that if it is the Company will be able to regain or maintain compliance. If the Company’s plan to regain compliance is not accepted or if it is and the Company does not regain compliance by November 12, 2017, or if the Company fails to satisfy another NASDAQ requirement for continued listing, NASDAQ staff could provide notice that the Company’s common stock will become subject to delisting. In such event, NASDAQ rules permit the Company to appeal the decision to reject its proposed compliance plan or any delisting determination to a NASDAQ Hearings Panel.

As previously disclosed in April 2017, the Company received a staff deficiency letter from NASDAQ indicating that the Company’s common stock failed to comply with the minimum bid price requirement because it closed below the $1.00 minimum closing bid price for 30 consecutive trading days.  The Company has been granted an 180-day grace period, or until October 9, 2017, to regain compliance with NASDAQ’s minimum bid price requirement (i.e., by the Company’s common stock maintaining a closing bid price of $1.00 per share or more for a minimum of 10 consecutive business days during the additional grace period, or such longer period of time as the NASDAQ staff may require). The Company is actively monitoring the closing bid price of its common stock and evaluating options to resolve the bid price deficiency. However, there can be no assurance that the Company will be able to regain or maintain compliance with the NASDAQ listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPEXA THERAPEUTICS, INC.

Dated: May 22, 2017	By:	/s/ Neil K. Warma
Neil K. Warma
President, Chief Executive Officer and Acting Chief Financial Officer